                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          October 2, 1995
                                                --------------------------------

                           Foster Wheeler Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


 New York                           1-286-2                   13-1855904
--------------------------------------------------------------------------------
 (State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)


Perryville Corporate Park, Service Road East 173, Clinton, N.J.     08809-4000
--------------------------------------------------------------------------------
         (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code       (908) 730-4000
                                                  ------------------------------

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 30, 1995, Foster Wheeler Corporation (the "Company") completed the acquisition of the power generation business of A. Ahlstrom Corporation, a privately held Finnish corporation ("Pyropower"), for a purchase price of approximately $200 million. The acquisition of Pyropower consisted of the purchase of stock in the United States, Europe, Scandinavia and Asia and assets in Finland and the United States. The final price is subject to post-closing adjustments based on Pyropower's financial performance in 1995. The Company expects this acquisition to be accretive to its 1996 earnings.

         Pyropower is a leader in the design, manufacture and supply of circulating fluidized bed (CFB) systems (including steam generators that burn a wide variety of solid fuels) to utility and industrial customers worldwide and also provides a range of boiler services including plant operations and maintenance services. CFB technology accommodates a variety of hard-to-burn fuels, is environmentally compliant, and is cost-competitive with traditional steam generator technologies. Pyropower's products and services are delivered worldwide through its operations in the United States, Europe and Asia. Management of the Company believes that the acquisition of Pyropower and its technology positions the Company to compete successfully for the opportunity to supply a significant portion of new international power generation projects, particularly in Scandinavia, eastern Europe and certain parts of Asia and to participate in the developing market for repowering in the United States and Europe.

         Pyropower currently has approximately 1,500 employees and 1995 revenues are expected to approximate $350 million. Pyropower currently has backlog of approximately $550 million and will become a part of the power generation segment of the Company's Energy Equipment Group.

         In connection with the acquisition of Pyropower, the Company will record a one-time reorganization charge against earnings in the fourth quarter of 1995 of approximately $46 million before taxes. This charge will result in substantial ongoing cost savings commencing in 1996. The restructuring is likely to include the rationalization of manufacturing capacity and the reduction of approximately 500 salaried and hourly personnel from a total of 3,200 people in the combined operations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Pro Forma Financial Data.

         (i)  Introduction to Pro Forma Financial Data.

         (ii) Foster Wheeler Corporation and Pyropower Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995.

         (iii) Foster Wheeler Corporation and Pyropower Pro Forma Unaudited Condensed Combined Statements of Earnings for the Year Ended December 30, 1994 and the Six Months Ended June 30, 1995.

         (iv)  Notes to Pro Forma Unaudited Condensed Combined Financial Data.

(b)      Pyropower Historical Financial Statements.

         (i)  Independent Auditors' Report

         (ii) Pyropower Combined Statement of Revenues and Expenses for the Year Ended December 31, 1994.

         (iii) Pyropower Combined Statement of Assets and Liabilities as of December 31, 1994.

         (iv) Pyropower Combined Statement of Cash Flows for the Year Ended December 31, 1994.

         (v)  Notes to Combined Financial Statements.

(c)      Exhibits.

         Purchase Agreement dated as of June 21, 1995 between Foster Wheeler Corporation and A. Ahlstrom Corporation, as supplemented and amended by the Supplement and Amendment Agreement between Foster Wheeler Corporation and A. Ahlstrom Corporation, dated as of September 30, 1995.

             PRO FORMA UNAUDITED CONDENSED COMBINED FINANCIAL DATA

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER


                 The following Pro Forma Unaudited Condensed Combined Balance Sheet as of June 30, 1995 and the Pro Forma Unaudited Condensed Combined Statements of Earnings for the year ended December 30, 1994 and the six months ended June 30, 1995 (collectively, the "Pro Forma Financial Data") combine
(i) the historical consolidated balance sheets of Foster Wheeler Corporation and Subsidiaries (the Company) and Ahlstrom Pyropower (Pyropower) as if the acquisition had been effected on June 30, 1995, and (ii) the historical statements of earnings as if the acquisition had been effected at January 1, 1994.

                 The pro forma unaudited condensed combined financial data has been prepared on the basis of the assumptions described in the notes to the pro forma unaudited condensed combined financial data and includes assumptions relating to the allocation of the consideration paid for Pyropower to the combined assets and liabilities of Pyropower based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma unaudited condensed combined financial data after an appropriate review of the fair values of the combined assets and liabilities of Pyropower has been completed. Amounts allocated will be based upon the estimated fair values at the time of acquisition, which could vary from the amounts as of June 30, 1995. The acquisition will be accounted for using the purchase method. Although certain items noted herein are subject to potential adjustment, Management does not believe that the effect of any such adjustments will be material to the Pro Forma Financial Data.

                 The pro forma unaudited condensed combined financial data presented is not necessarily indicative of the actual results that would have been achieved had the acquisition closed on the dates assumed herein.

                 The pro forma unaudited condensed combined financial data should be read in conjunction with the financial statements and related notes thereto of the Company appearing in its 1994 Form 10-K and its June 30, 1995 Form 10-Q and of Pyropower appearing in this Form 8-K.

              PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

                  FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER

                              As of June 30, 1995
                           (In Thousands of Dollars)

                                                       Foster Wheeler  Ahlstrom     Pro Forma       Pro Forma
                                                        Corporation    Pyropower   Adjustments      Combined
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                            $  199,725     $ 17,075    $ 45,000 (C1)   $  191,800
                                                                                    (70,000)(C2)
   Short-term investments                                   96,157                  (20,000)(C2)       76,157
   Accounts and notes receivable                           585,764       95,356                       681,120
   Contracts in process                                    242,326                                    242,326
   Inventories                                              35,847       16,605      (2,800)(C6)       49,652
   Prepaid and refundable income taxes                      46,537                                     46,537
   Prepaid expenses                                         15,608        5,134                        20,742
                                                        ----------     --------    --------        ----------
            Total current assets                         1,221,964      134,170     (47,800)        1,308,334
   Land, buildings and equipment - net                     566,212       52,036      35,000 (C4)      638,448
                                                                                    (14,800)(C6)
   Notes and accounts receivable -
       long-term                                            57,831          976                        58,807
   Investments and advances                                 52,686        8,874      (6,500)(C1)       55,060
   Cost in excess of net assets of
       subsidiaries acquired                                67,563                  147,129 (C4)      214,692
   Deferred charges and prepaid
       pension cost                                        221,335       16,968     (16,968)(C3)      215,335
                                                                                     (6,000)(C6)

   Deferred income taxes                                     3,958                                      3,958
                                                        ----------     --------    --------        ----------

   TOTAL ASSETS                                         $2,191,549     $213,024    $ 90,061        $2,494,634
                                                        ==========     ========    ========        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current installments on long-term debt               $   32,669     $     22                    $   32,691
   Bank loans                                              110,070        7,196                       117,266
   Accounts payable and accrued expenses                   333,528       56,239      20,000 (C4)      430,467
   Estimated costs to complete long-term                                             20,700 (C6)
       contracts                                           339,252      111,610                       450,862
   Advance payments by customers                            89,565        5,694                        95,259
   Income taxes                                             34,309                   (3,000)(C5)       28,309
                                                                                     (3,000)(C6)
                                                        ----------     --------    --------        ----------

       Total current liabilities                           939,393      180,761      34,700         1,154,854
   Long-term debt, less current
       installments                                        515,618        2,836     120,000 (C2)      638,454

   Deferred income taxes                                   21,733                                      21,733
   Other long-term liabilities, deferred
       credits and postretirement benefits
       other than pensions and minority
       interest in subsidiary companies                   226,551         3,088       1,700 (C6)      231,339
                                                       ----------      --------    --------        ----------

       TOTAL LIABILITIES                                1,703,295       186,685     156,400         2,046,380

   TOTAL STOCKHOLDERS' EQUITY                                                         3,000 (C5)
                                                                                     45,000 (C1)
                                                                                    (71,339)(C1)
                                                          488,254        26,339     (43,000)(C6)      448,254
                                                        ----------     --------    --------        ----------

   TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                            $2,191,549      $213,024    $ 90,061        $2,494,634
                                                       ==========      ========    ========        ==========


 The accompanying notes to the pro forma unaudited condensed combined financial data are an integral part of this data.

          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENTS OF EARNINGS

                FOSTER WHEELER CORPORATION AND AHLSTROM PYROPOWER

   For the Year Ended December 30, 1994 and the Six Months Ended June 30, 1995
               (In Thousands of Dollars, Except per Share Amounts)

                                                     YEAR 1994                                       SIX MONTHS 1995
                                  ------------------------------------------------   -----------------------------------------------
                                     Foster                 Pro Forma                   Foster                Pro Forma
                                    Wheeler      Ahlstrom   Adjust-      Pro Forma     Wheeler      Ahlstrom  Adjust-     Pro Forma
                                  Corporation   Pyropower   ments (C5)    Combined   Corporation   Pyropower  ments (C5)   Combined
                                  -----------   ----------  ---------   ----------   -----------  ----------  ----------  ----------
 REVENUES:
    Operating revenues            $2,234,441      $226,334              $2,460,775   $1,314,726   $ 135,792               $1,450,518
    Other income                      36,682         4,647    $(3,000)      38,329       15,149         436    $ (1,500)      14,085
                                  ----------      --------    -------   ----------   ----------   ---------    --------   ----------
        Total Revenues             2,271,123       230,981     (3,000)   2,499,104    1,329,875     136,228      (1,500)   1,464,603
                                  ----------      --------    -------   ----------   ----------   ---------    --------   ----------
 COSTS AND EXPENSES:
    Cost of operating revenues     1,909,893       225,913    (39,300)   2,096,506    1,134,056     148,590     (25,400)   1,257,246
    Selling, general and             203,445           -       38,900      242,345      110,909         -        25,200      136,109
        administrative expenses
    Other deductions                  45,906         6,085      8,200       60,191       27,049       3,068       4,100       34,217
    Minority interest                  5,012          (923)                  4,089        1,804        (342)                   1,462
                                  ----------      --------    -------   ----------   ----------   ---------    --------   ----------
        Total Costs and Expenses   2,164,256       231,075      7,800    2,403,131    1,273,818     151,316       3,900    1,429,034
                                  ----------      --------    -------   ----------   ----------   ---------    --------   ----------
 Earnings before income taxes        106,867           (94)   (10,800)      95,973       56,057     (15,088)     (5,400)      35,569
 Provision (benefit) for
   income taxes                       41,457         2,006     (3,780)      39,683       19,287        (556)     (4,890)      13,841
                                  ----------      --------    -------   ----------   ----------   ---------    --------   ----------
 Net earnings/(loss)              $   65,410      $ (2,100)   $(7,020)  $   56,290   $   36,770   $ (14,532)   $   (510)  $   21,728
                                  ==========      ========    =======   ==========   ==========   =========    ========   ==========
 Earnings per share               $     1.83           -          -     $     1.57   $     1.03         -           -     $      .61

The accompanying notes to the pro forma unaudited condensed combined financial data are an integral part of this data.

                          NOTES TO PRO FORMA UNAUDITED
                        CONDENSED COMBINED FINANCIAL DATA

                   FOSTER WHEELER CORPORATION AND SUBSIDIARIES
                             AND AHLSTROM PYROPOWER
                            (IN THOUSANDS OF DOLLARS)

1. The acquisition of Ahlstrom Pyropower (Pyropower) by Foster Wheeler Corporation and Subsidiaries (the Company) will be accounted for as a purchase. The resulting adjustments, which include the effects of converting the Pyropower financial data to U.S. generally accepted accounting principles, are based on the historical consolidated financial statements of the Company and Pyropower as well as the financing of the transaction. Final adjustments will be based upon the fair market value of the assets and liabilities of Pyropower and a payment based upon bookings of Pyropower in 1995, which payment the Company has estimated to be approximately $20 million (the "Bookings Payment"). Management does not expect the aggregate of such adjustments to exceed $2 million in either direction. The pro forma statements of earnings were translated using average exchange rates during the periods. The pro forma balance sheet was translated using the exchange rate at June 30, 1995.

     The pro forma unaudited condensed financial data is based on the following:

     (a) The acquisition was assumed to have occurred as of June 30, 1995 for balance sheet purposes and on January 1, 1994 for statements of earnings purposes.

     (b) The purchase price was funded initially by the long-term Revolving Credit Facilities established on September 20, 1995 with a syndicate of banks led by National Westminster Bank PLC and Mellon Bank, N.A. One facility is a short-term revolving credit facility of $200 million with a maturity of 364 days and the second is a $300 million revolving credit facility with a maturity of four years.

     (c) The pro-forma adjustments to reflect the effects of the transaction are as follows:

          (1) To record the infusion of $45,000 of cash by A. Ahlstrom Corporation to fund the working capital deficiency as required by
               Section 3.3 of the Purchase Agreement and to eliminate Pyropower's equity accounts of $71,339 which include the revaluation of investments of $6,500 made under International Accounting Standards.

          (2) To reflect the sources of the consideration paid for the estimated purchase price of $200,000, plus estimated direct costs of $10,000 to be incurred in consummating the acquisition:

               Cash                                                     $ 30,000
               Short-term investments                                     20,000
               Cash acquired                                              40,000
               Long-term Revolving Credit Facilities                     120,000
                                                                        --------
                                                                        $210,000
                                                                        ========


          (3) To eliminate purchased negative goodwill and capitalized research and development costs aggregating $16,968.

          (4)  To reflect estimated net assets acquired:

               Estimated purchase price, including the
               estimated Bookings Payment of $20
               million (see 2 above)                                                 $210,000

               Plus:  Estimated amounts related to employee
               redundancy, relocation and facilities closing
               costs incidental to the acquisition of Pyropower                        20,000*

               Less:  net assets of Pyropower                                         (71,339)
                                                                                     --------
               Excess of purchase price over carrying
               value of net assets acquired                                          $158,661
                                                                                     ========
               Allocated to:

                     Land, buildings and equipment                                   $ 35,000

                     Intangibles                                                      147,129

                     Purchased negative goodwill and
                     capitalized research and
                     development costs                                                (16,968)

                     Revaluation of investments                                        (6,500)
                                                                                     --------
                                                                                     $158,661
                                                                                     ========

               * Capitalized costs of $20 million referred to above reflect
               Management's estimate of the costs related to severance for and relocation of Pyropower employees and the costs associated with the closing of certain Pyropower facilities. In accordance with APB 16 and FTB 85-5, such estimate does not include any costs related to existing Foster Wheeler Corporation personnel or facilities, nor does it include any indirect or general expenses related to the acquisition. An approximation of expense categories is as follows:

                     Duplicate research and development facilities                   $ 12,000
                     Closure of excess manufacturing facilities                         5,000
                     Redundancy in sales, general and administrative
                       areas-severance                                                  3,000
                                                                                     --------
                     Total                                                           $ 20,000
                                                                                     ========

          (5) To reflect the adjustments to the pro forma condensed combined statements of earnings, as follows:

                                                                                  Six
                                                            Year                 Months
                                                            1994                  1995
                                                          --------              --------
          Interest income(i)                              $ (3,000)             $ (1,500)
                                                          ========              ========
          Cost of operating revenues:
          Depreciation(ii)                                $  1,400              $    700
          Research and development
            costs(iii)                                      (1,800)                 (900)
          Selling, general administrative
            expenses(iv)                                   (38,900)              (25,200)
                                                          --------              --------
                                                          $(39,300)             $(25,400)
                                                          ========              ========
          Other deductions:
          Amortization of cost in excess of
            net assets acquired (v)                       $  4,000              $  2,000
          Interest expense (vi)                              7,200                 3,600
          Interest expense (vii)                            (3,000)               (1,500)
                                                          --------              --------
                                                          $  8,200              $  4,100
                                                          ========              ========

          (i) The reduction of interest income relates to the use of $50,000 of the Company's cash and short-term investments to finance the acquisition and was calculated based on historical returns for the periods presented.

          (ii) Estimated incremental depreciation expense resulting from costs allocated to buildings and equipment based on preliminary, third-party appraisals. The estimated economic lives assigned to acquired building and equipment will be approximately 25 to 40 years and 10 to 20 years, respectively, unless appraisals indicate different useful lives.

          (iii) The amortization of capitalized research and development costs was eliminated to reflect the fact that such costs were written off at January 1, 1994 as required by U.S. generally accepted accounting principles.

          (iv) To reclassify Pyropower's selling, general and administrative expenses from cost of operating revenues to conform to the Company's presentation.

          (v) Management has estimated that a composite useful life for intangibles of approximately 35 years will be used based upon the continued viability and application of the acquired "circulating fluidized bed (CFB)" technology in the market place, which technology is not subject to rapid obsolescence.

          (vi) Interest expense was calculated based on the current rate of six percent available to the Company under each of the Revolving Credit Facilities.

          (vii) Interest expense on prior intercompany notes which were capitalized under the Purchase Agreement.

          (viii) Income tax benefit ($3 million) was calculated under SFAS 109 based upon the allowable losses incurred in the United States only, since foreign losses would have resulted in a full valuation allowance due primarily to uncertainty of future foreign earnings. This is the only reconciling tax adjustment between IAS and U.S. GAAP.

     (6) To reflect the estimated effects of the reorganization charge to be recorded in the fourth quarter of 1995. Such charge has not been reflected in the pro forma statements of earnings as it is considered to be nonrecurring. An estimated tax benefit of $3 million has been included. The components of the reorganization charge which relate to the business of Foster Wheeler Corporation are as follows:

          Inventory                                                   $ 2,800
          Land, buildings and equipment                                14,800
          Deferred charges and prepaid pension costs                    6,000
          Accounts payable and accrued expenses                        20,700
          Other long-term liabilities                                   1,700
                                                                      -------
            Total                                                      46,000

          Less tax benefit                                              3,000
                                                                      -------
            Net reorganization charge                                 $43,000
                                                                      =======

     (7) Based on Management's review of accounting for pensions, differences between International Accounting Standards and U.S. generally accepted accounting principles are not considered material.

          - The income tax provision (benefit) was adjusted to reflect income taxes on pro forma adjustments, assuming a 35 percent tax rate.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF A. AHLSTROM CORPORATION:

We have audited the accompanying combined statements of assets and liabilities of Ahlstrom Pyropower representing the Power Generation Business of A. Ahlstrom Corporation and its subsidiaries (as defined in Note 1 to the Combined Financial Statements) as at December 31, 1994 and related combined statements of revenues and expenses and cash flows for the year then ended. These combined financial statements are the responsibility of A. Ahlstrom Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We did not audit the financial statements of Ahlstrom Pyropower, Inc. and subsidiaries, an entity included in the combined financial statements, which statements reflect total assets constituting 49 percent and total revenues constituting 30 percent in 1994 of the related combined totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Ahlstrom Pyropower, Inc. and subsidiaries, is based solely on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards in Finland and the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ahlstrom Pyropower as at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with International Accounting Standards.

International Accounting Standards vary in certain significant respects from generally accepted accounting principles in the United States. A description of significant differences between International Accounting Standards and generally accepted accounting principles in the United States, as they relate to Ahlstrom, is included in Note 4 to the Combined Financial Statements.

HELSINKI, OCTOBER 5, 1995

KPMG WIDERI OY AB

Eric Haglund
Authorized Public Accountant

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of Ahlstrom Pyropower, Inc.

We have audited the special purpose ("carve-out") consolidated balance sheet of Ahlstrom Pyropower, Inc. and subsidiaries exclusive of certain liabilities and the investments in Ahlstrom Development Corporation and Multipower Associates, but inclusive of Ahlstrom Development Corporation's investment in Pyropower Operating Services Corporation (collectively, the "Company") as of December 31, 1994 and the related special purpose consolidated statements of operations, stockholder's equity and cash flows for the year then ended. Such financial statements are not separately included herein. These financial statements have been prepared from the historical books and records of Ahlstrom Pyropower, Inc. except that certain assets, obligations and liabilities that will not be assumed by Foster Wheeler Corporation have been excluded from these financial statements. These consolidated special purpose financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated special purpose financial statements based on our audit. We did not audit the financial statements of a partnership (Pyro-Pacific Operating Company) in which the Company's ownership reflects total assets of $2,791,000 at December 31, 1994, and income of $2,516,000 for the year then ended. Those statements were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for that partnership, is based solely on the report of the other auditor.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

The accompanying special purpose consolidated financial statements were prepared to present the consolidated financial position of the Company at December 31, 1994 and the consolidated results of its operations and its cash flows for the year then ended, pursuant to the Purchase Agreement between A. Ahlstrom Corporation and Foster Wheeler Corporation dated June 21, 1995 as amended September 30, 1995 ("Purchase Agreement") and are not intended to be a complete presentation of Ahlstrom Pyropower, Inc. and subsidiaries' consolidated financial position at December 31, 1994 nor the consolidated results of their operations and their cash flows for the year then ended.

Ahlstrom Pyropower, Inc. and A. Ahlstrom Corporation of Finland ("A. Ahlstrom"), which is the ultimate parent company, and certain affiliates of A. Ahlstrom allocate certain administrative expenses to the Company. These charges are based on A. Ahlstrom corporate policies for allocation of such amounts.

In our opinion, based on our audit and the report of the other auditors, the accompanying special purpose consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1994, and the consolidated results of its operations and its cash flows for the year then ended, pursuant to the Purchase Agreement, in conformity with generally accepted accounting principles.


                                                        COOPERS & LYBRAND L.L.P.


San Diego, California
April 21, 1995, except as to matters
   relating to the Purchase Agreement,
   the date as to which is September 30, 1995

                              DELOITTE & TOUCHE LLP

                         REPORT OF INDEPENDENT AUDITORS


The Partners
Pyro-Pacific Operating Company
Bakersfield, California

We have audited the balance sheet of Pyro-Pacific Operating Company, a partnership, as of December 31, 1994, and the related statements of income, partners' capital, and cash flows for the year then ended (such financial statements are not separately included herein). These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As more fully described in the notes to the financial statements, Pyro-Pacific Operating Company earns substantially all of its revenues from Mt. Poso Cogeneration Company, a partnership which has common controlling ownership, and it purchases certain management personnel services from several other affiliated entities.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Pyro-Pacific Operating Company as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Fresno, California
January 17, 1995

                               AHLSTROM PYROPOWER

                   COMBINED STATEMENT OF REVENUES AND EXPENSES
                     for the year ended 31st December, 1994

                               (FIM in thousands)

Revenues                                                              1,162,453

Costs and expenses                                                   (1,123,356)
                                                                     ----------
GROSS PROFIT                                                             39,097

Depreciation and amortization                                           (36,934)
                                                                     ----------
OPERATING INCOME                                                          2,163

Interest and other financing expense                                    (21,312)
Interest income                                                           2,953
Exchange losses                                                          (9,942)
Share of profits of associated companies                                 20,827
Dividends received                                                           91
                                                                     ----------
LOSS BEFORE TAXES AND MINORITY INTEREST                                  (5,220)

Taxes                                                                   (10,303)
                                                                     ----------
LOSS BEFORE MINORITY INTERESTS                                          (15,523)

Minority interest                                                         4,739
                                                                     ----------
NET LOSS                                                                (10,784)
                                                                     ==========


See accompanying notes to financial statements

                               AHLSTROM PYROPOWER

                  COMBINED STATEMENT OF ASSETS AND LIABILITIES
                                December 31, 1994
                               (FIM in thousands)

                                     ASSETS

FINANCIAL ASSETS:
   Liquid funds                                                           33,666
   Accounts receivable                                                   156,629
   Notes receivable                                                       48,085
   Prepaid expenses and accrued income                                    11,969
   Other financial assets                                                  9,856
                                                                         -------
         Total financial assets                                          260,205
                                                                         -------
INVENTORIES:
   Materials and supplies                                                 18,005
   Finished goods and work in progress                                    14,597
                                                                         -------
         Total inventories                                                32,602
                                                                         -------
PROPERTY, PLANT AND EQUIPMENT:
   Construction in progress                                                  490
   Land and water areas                                                   37,352
   Buildings and constructions                                           113,476
   Machinery and equipment                                                98,046
                                                                         -------
         Total property, plant and equipment                             249,364
                                                                         -------
OTHER NONCURRENT ASSETS:
   Long-term receivables                                                   4,325
   Investment in associated companies                                     52,507
   Intangible assets                                                      41,258
   Capitalized research and development costs                             39,139
                                                                         -------
         Total other noncurrent assets                                   137,229
                                                                         -------
         TOTAL ASSETS                                                    679,400
                                                                         =======


See accompanying notes to financial statements

                               AHLSTROM PYROPOWER

                  COMBINED STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 31, 1994
                               (FIM IN THOUSANDS)



                         LIABILITIES AND NET INVESTMENT
                           OF A. AHLSTROM CORPORATION



LIABILITIES:

Short-term liabilities:
   Accounts payable                                       136,220
   Notes payable                                            7,566
   Advances received                                       14,702
   Accrued liabilities                                     93,518
   Current portion of long-term debt                          332
   Other short-term liabilities                            26,235
   Progress billings of uncompleted
     construction contracts                             1,824,443
   Less costs and earnings                             (1,634,159)
                                                       ----------

         Total short-term liabilities                     468,857
                                                       ----------

Long-term liabilities:
   Long-term debt                                           5,761
   Other long-term liabilities                              6,977
                                                       ----------

         Total long-term liabilities                       12,738
                                                       ----------

MINORITY INTEREST                                           9,358

NEGATIVE GOODWILL                                          11,465

NET INVESTMENT OF A. AHLSTROM CORPORATION                 176,982
                                                       ----------

         TOTAL LIABILITIES AND NET INVESTMENT
           OF A. AHLSTROM CORPORATION                     679,400
                                                       ==========





See accompanying notes to financial statements

                               AHLSTROM PYROPOWER
                        COMBINED STATEMENT OF CASH FLOWS
                     for the year ended 31st December, 1994
                               (FIM in thousands)


Cash flow from operating activities:

   Loss before taxes and minority interest                             (5,220)

   Adjustments for:
       Depreciation and amortization                                   36,934
       Unrealized foreign exchange gains and losses                     2,439
       Share of net income of associated companies                    (20,827)
       Interest income                                                 (2,953)
       Interest expense                                                21,312
       Other                                                            2,210
                                                                     --------

   Operating income before working capital changes                     33,895

       Increase in inventories                                        (23,140)
       Decrease in uncompleted construction contracts                 234,129
       Increase in accounts receivable                                 (5,284)
       Decrease in other short-term receivables                         9,813
       Decrease in prepaid expenses and accrued income                 43,150
       Decrease in non-interest bearing current liabilities           (63,200)
                                                                     --------

   Cash generated from operations                                     229,363

   Interest received                                                    2,953
   Interest paid                                                      (20,992)
   Income taxes paid                                                     (744)
                                                                     --------

Net cash from operating activities                                    210,580
                                                                     --------

Cash flow from investing activities:
   Capital expenditures (See notes 7-15)                              (45,163)
   Proceeds from sale of noncurrent assets                              7,513
   Distributions from associated companies                             12,841
                                                                     --------

Net cash used in investing activities:                                (24,809)
                                                                     --------





See accompanying notes to financial statements

                               AHLSTROM PYROPOWER
                        COMBINED STATEMENT OF CASH FLOWS
                     for the year ended 31st December, 1994
                               (FIM in thousands)


Cash flow from financing activities:
   Proceeds from issuance of share capital                            11,997
   Capital investment by minority shareholders                         5,451
   Change in the Net Investment of A. Ahlstrom Corporation          (175,824)
   Payments of long-term interest bearing liabilities                 (4,567)
   Payments of short-term interest bearing liabilities                (8,955)
   Payments of long-term receivables                                  (1,484)
   Payments of notes receivable                                      (10,931)
                                                                    --------

Net cash used in financing activities                               (184,313)
                                                                    --------

Net increase in cash and cash equivalents                              1,458

Cash and cash equivalents at beginning of period                      38,008
Foreign exchange adjustment                                           (5,800)
                                                                    --------

Cash and cash equivalents at end of period                            33,666
                                                                    ========





See accompanying notes to financial statements

                               AHLSTROM PYROPOWER

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       Basis of Presentation

              Ahlstrom Pyropower (AP) develops and markets advanced combustion technology and related products for worldwide industrial and utility markets and specializes in power generation systems based on fluidized bed technology. AP presents the power generation sector of A. Ahlstrom Corporation (Ahlstrom) of Finland that is being sold to Foster Wheeler Corporation (FWC) pursuant to the Purchase Agreement, as defined below in Note 2.

              These financial statements present the combined financial position, results of operations and cash flows of AP in accordance with International Accounting Standards (IAS), as adopted by Ahlstrom. These financial statements have been prepared from the historical books and records of AP except that certain assets, obligations and liabilities that will not be assumed by FWC have been excluded from these financial statements. All debts to affiliated companies have been capitalized in accordance with the Purchase Agreement discussed in Note 2 and are included in the Net Investment of A. Ahlstrom Corporation. In addition, income tax expense was determined as if AP had filed a separate tax return.

              The Net Investment of A. Ahlstrom Corporation in the combined statement of assets and liabilities represents the difference between assets to be acquired and liabilities to be assumed by FWC.

              Based on the most recent information available to management as of the date of the issuance of these financial statements, October 5, 1995, about conditions that existed at the balance sheet date, certain adjustments, which were not material to the A. Ahlstrom Corporation financial statements, have been made to net assets as of January 1, 1994 and to the results of operations for the year ended December 31, 1994, to reflect the latest profitability and loss estimates on individual contracts and related warranty reserve provision. Such adjustments have been reflected in conformity with both IAS and U.S. generally accepted accounting principles (US GAAP).

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


2.       Purchase Agreement

              On June 21, 1995 FWC entered into a Purchase Agreement (Agreement) with Ahlstrom. Under the terms of the Agreement, FWC will acquire the stock of certain subsidiaries of Ahlstrom and certain of AP's assets and assume certain liabilities as defined in the Agreement.


3.       Summary of Significant Accounting Policies

              The financial statements of AP have been prepared in connection with International Accounting Standards (IAS).

         Accounting convention

              The financial statements are presented in Finnish marks and are prepared under the historic cost convention except for revaluations of certain items included in noncurrent assets.

         Principles of combination

              The combined financial statements include the accounts of

                 Varkaus Boiler Works (part of A. Ahlstrom Corporation) Hans Ahlstrom Laboratory (part of A. Ahlstrom Corporation) Steka Oy, Finland
                 Bioflow Oy, Finland
                 Ahlstrom Pyropower Inc. and subsidiaries, USA
                 Ahlstrom Fakop Ltd., Poland
                 Ahlstrom Pyropower K.K., Japan
                 Ahlstrom Pyropower Europe B.V., The Netherlands

              The equity method of accounting is used to account for investments in associated companies in which AP has 20 to 50 percent of the voting shares. Shares in associated companies are revalued to their fair value with a corresponding increase to equity.

              The results of operations of companies acquired during the year are included in the financial statements from the date of acquisition, and companies that have been sold during the year are included up to the date of sale.

                              AHLSTROM PYROPOWER
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (CONTINUED)


              All significant intercompany accounts and transactions are eliminated in combination.

              Acquisitions are accounted for under the purchase method of accounting and accordingly, in each case, the purchase price is allocated to the assets acquired and the liabilities assumed based upon their estimated fair values at the date of acquisition. The excess of the fair value of the net assets acquired over the purchase price is recorded on the statement of assets and liabilities as negative goodwill. Negative goodwill is amortized on a straight-line basis over a maximum of 10 years.

         Revenue recognition

              Revenue from the sale of goods and services is recognized when the goods are delivered or the services are rendered.

              Revenue from construction contracts is recognized under the percentage of completion method.

              Net sales are shown net of returns, discounts and gains and losses on forward exchange contracts entered into for hedging of sales contracts. Other exchange gains and losses related to sales appear under the caption "Exchange losses."

         Losses and warranty claims for construction contracts

              Anticipated contract losses are recognized in full when they become known. Estimated warranty costs are charged to income at the time of completion of the contracts.

         Foreign currency translation

              Assets and liabilities that result from foreign currency transactions are restated at the exchange rates in effect at year-end. The resulting gains and losses are credited or charged to income.

              Foreign currency financial statements are translated into Finnish marks using exchange rates in effect at year-end. The effect of the adjustments arising from such translation is included in the Net Investment of A. Ahlstrom Corporation.

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

         Research and development costs

              Research and development costs are expensed as incurred. However, the costs of certain strategic development projects are capitalized and amortized over a maximum of ten years.

         Inventories

              Inventories are stated at the lower of cost or market, primarily on a first-in, first-out basis. The cost of inventories includes all direct costs as well as an allocation of production overheads.

         Property, plant and equipment

              Property, plant and equipment is carried at cost or in certain cases, revalued amounts, less accumulated depreciation.

              Depreciation is recorded using the straight-line method over the estimated useful lives of the assets within the following ranges:

                 Buildings                           25 - 40 years
                 Heavy machinery                     10 - 20 years
                 Other machinery                      3 - 10 years

         Intangible assets

              Intangible assets are amortized over a maximum of twenty years.

         Capitalization of interest costs

              Interest costs are capitalized as part of the acquisition costs of assets which are constructed for AP's own use.

         Taxes

              For AP's U.S. based companies, deferred taxes are provided for temporary differences between the book and tax basis of assets and liabilities in accordance with local practice. For AP's other companies, the deferred tax liability is recorded only if it is likely to crystallize or become payable in the foreseeable future.

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

         Corporate expenses

              Ahlstrom has charged AP for certain corporate administrative expenses. The charges were designed to reimburse Ahlstrom for management, financial and certain other services provided in accordance with Ahlstrom's corporate policies for allocation of such amounts. The amounts allocated are not material to total costs and expenses and, in Management's estimate, the difference between such amounts and expenses incurred on a stand-alone basis would not be material to results of operations.


4.       Summary of significant differences between IAS and U.S. GAAP

              The combined financial statements of AP have been prepared in accordance with International Accounting Standards (IAS). IAS differ in certain respects from U.S. GAAP. A summary of such differences, as they relate to AP, follows.

         Research and development costs

              AP capitalizes the costs of certain strategic development projects, which are amortized over a maximum of ten years.

              U.S. GAAP requires that research and development costs be expensed as incurred.

         Translation of foreign subsidiaries financial statements

              In the combined financial statements of AP, the assets and liabilities and the revenue and expense accounts of the foreign entities are translated from the entities' foreign currency into Finnish marks using the exchange rates prevailing at the end of each period.

              Under U.S. GAAP, the profit and loss accounts of foreign subsidiaries would be translated to Finnish marks at the average exchange rates prevailing during the year. Differences arising on translation would also be recorded directly to net investment of A. Ahlstrom Corporation.

         Revaluation of land and buildings

              IAS provides the opportunity to revalue property, plant and equipment to its fair value with a corresponding increase to equity. Depreciation is based upon the revalued basis of the assets acquired.

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


              Under U.S. GAAP, revaluation of fixed assets is not allowed and depreciation is based upon the historical cost basis of the assets acquired.

         Deferred income taxes

              Under IAS, the company records a liability for deferred income taxes for timing differences to the extent that it is likely to reverse or crystallize in the foreseeable future, except for U.S. operations which are recorded in accordance with U.S. GAAP.

              U.S. GAAP requires that deferred taxes be established on all differences between the book basis and the tax basis of assets and liabilities (i.e., temporary differences) regardless of the likelihood of reversal or crystallization. U.S. GAAP allows deferred tax assets to be established for all temporary differences which will be future tax deductions and tax loss carry forwards, to the extent that it is "more likely than not" that AP will realize a tax benefit.

         Acquisitions

              AP uses the purchase method to account for the acquisition of a business. In certain cases, the fair value of the net assets acquired may exceed the purchase price (i.e., "negative good will"). AP amortizes negative goodwill as income in the revenue and expense accounts.

              Under U.S. GAAP, negative goodwill is required to be first applied to reduce the carrying value of acquired long-term tangible and identifiable intangible assets. Any remaining negative goodwill is then recorded as a deferred credit in the statement of assets and liabilities and amortized to income in the revenue and expense accounts over its estimated useful life.

         Revaluation of shares and equity investments

              IAS provides the opportunity to revalue shares in associated companies accounted for by the equity method to its fair value with a corresponding increase to equity.

              Under U.S. GAAP, revaluation of shares and equity investments is not allowed.

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


         Pensions

              AP has various pension schemes in subsidiaries as required by local conditions and practices of the countries in which they operate. AP's policy for funding its pension plans is to satisfy local statutory funding requirements for tax deductible contributions. These contributions are charged against profits.

              Accounting for pension costs under U.S. GAAP is governed by SFAS No. 87, "Employers' Accounting for Pensions." SFAS No. 87 is more prescriptive, particularly as to the use of actuarial assumptions, and requires that a specific actuarial method, the projected unit cost method, be used.

5.       Minority interests

              The minority interest benefit in the statement of revenues and expenses is the result of losses being incurred primarily by the Polish company of AP, which is 49.11% owned by minority shareholders.


6.       Subsequent events

         In connection with the acquisition of Ahlstrom Pyropower by Foster Wheeler Corporation (see Note 2), certain adjustments were made to the assets and to the liabilities of AP, including additional provisions for possible future warranty liabilities and certain contingencies.
         In Management's opinion, it is not appropriate under IAS or US GAAP that these adjustments be reflected in the financial statements as of December 31, 1994, as these adjustments relate to conditions or events which occured subsequent to December 31, 1994.


7.       Capitalized research & development expenses

         Cost at January 1, 1994                                         31,496
         Translation adjustment                                          (1,606)
         Additions                                                        9,249
                                                                         ------

         Book value at December 31, 1994                                 39,139
                                                                         ======

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


8.       Intangible rights

         Cost at January 1, 1994                                         60,016
         Translation adjustment                                          (9,428)
         Additions                                                        2,502
         Other increase/decrease                                            154
         Accumulated depreciation                                       (21,703)
                                                                        -------

         Book value at December 31, 1994                                 31,541
                                                                        =======


9.       Other intangible assets

         Cost at January 1, 1994                                         38,677
         Translation adjustment                                          (2,933)
         Additions                                                           51
         Sales                                                           (1,779)
         Other increase/decrease                                             16
         Accumulated amortization                                       (24,315)
                                                                        -------

         Book value at December 31, 1994                                  9,717
                                                                        =======


10.      Land and water areas

         Cost at January 1, 1994                                         45,598
         Translation adjustment                                          (8,246)
                                                                        -------

         Book value at December 31, 1994                                 37,352
                                                                        =======


11.      Buildings and constructions

         Cost at January 1, 1994                                        178,646
         Translation adjustment                                         (22,355)
         Additions                                                        2,719
         Other increase/decrease                                            (71)
         Accumulated depreciation                                       (45,463)
                                                                        --------

         Book value at December 31, 1994                                113,476
                                                                        =======

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


12.      Machinery and equipment

         Cost at January 1, 1994                                        286,598
         Translation adjustment                                         (26,132)
         Additions                                                       28,247
         Sales                                                          (13,677)
         Other increase/decrease                                          1,715
         Accumulated depreciation                                      (179,576)
                                                                       --------

         Book value at December 31, 1994                                 97,175
                                                                       ========


13.      Other tangible assets

         Cost at January 1, 1994                                          5,747
         Translation adjustment                                            (812)
         Additions                                                           36
         Other increase/decrease                                         (1,672)
         Accumulated depreciation                                        (2,428)
                                                                       --------

         Book value at December 31, 1994                                    871
                                                                       ========


14.      Advances paid and construction in progress

         Cost at January 1, 1994                                          7,820
         Translation adjustment                                            (183)
         Additions                                                          113
         Reductions                                                      (7,260)
                                                                       --------

         Book value at December 31, 1994                                    490
                                                                       ========


15.      Investment in associated companies

         Cost at January 1, 1994                                         44,397
         Translation adjustment                                          (2,386)
         Additions                                                        2,263
         Other increase/decrease                                          8,233
                                                                       --------

         Book value at December 31, 1994                                 52,507
                                                                       ========

16.      Uncompleted construction contracts

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)




                                          Costs and         Progress         Net
                                           earnings         billings
         Contracts in which costs and
           earnings exceed progress
           billings                          837,644        (741,953)        95,691
         Contracts in which progress
           billings exceed costs and
           earnings                          796,515      (1,082,490)      (285,975)
                                           ---------      ----------       --------

         Total                             1,634,159      (1,824,443)      (190,284)
                                           =========      ==========       ========


17.      Contingent liabilities and collateral

         Pledgings                                                         7,105
         Loan guarantees
           In favor of others                                              1,677
         Other guarantees
           In favor of others                                              1,223
         Letters of Credit*                                               58,282

         *      No amounts have been drawn against these Letters of Credit.

         AP also has surety bonds and other indemnity agreements outstanding to various corporations, which primarily relate to specific performance under contracts.

         AP has transferable real estate collateral in the amount of 215,850 for use in potential secured lending arrangements. This collerateral will be assigned to Foster Wheeler Corporation or its designees in accordance with the Purchase Agreement described in Note 2.


18.      Maturities of long-term loans

         1995      1996      1997       1998       1999       2000 or later
         ----      ----      ----       ----       ----       -------------
         332       974       1,850      810        798        8,306

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)


19.      Net sales

         Revenue from construction contracts recognized
         by the percentage-of-completion method                         943,903

         Order backlog of contracts at
         December 31, 1994                                            1,684,300


20.      Depreciation and amortization

         Intangible rights                                               (4,490)
         Goodwill                                                         2,084
         Other intangible assets                                         (6,177)
         Buildings and constructions                                     (5,292)
         Machinery and equipment                                        (22,813)
         Other tangible assets                                             (246)
                                                                      ---------

         Total                                                          (36,934)
                                                                      =========


21.      Taxes

         For current year                                                10,303

         Taxes being greater than income before taxes and minority interest results from the majority of the income of AP being generated by Finnish operations, which has had tax provided for at a rate of 25%, and losses being incurred by foreign operations, which cannot be used to reduce Finnish taxable income and for which no deferred tax benefit has been recognized.


22.      Investments in associated companies

         Associated companies                                            52,262
         Other companies                                                    245
                                                                         ------

         Total                                                           52,507
                                                                         ======

                               AHLSTROM PYROPOWER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

23.      Revaluations

         Buildings                                                        3,280
         Shares and equity investments                                   31,030
                                                                         ------

         Total                                                           34,310
                                                                         ======


24.      Provisions for contingencies

         Warranty costs                                                  33,282
                                                                         ======



HELSINKI, OCTOBER 5, 1995





Orvo Siimesto                                Hannu Hurri
A. Ahlstrom Corporation                      A. Ahlstrom Corporation
Chief Financial Officer                      Corporate Controller

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FOSTER WHEELER CORPORATION
                                              (Registrant)


Date: October 31, 1995                      By    /s/ David J. Roberts
                                              ----------------------------------
                                              Name:   David J. Roberts
                                              Title:  Vice Chairman,
                                                      Chief Financial Officer

                                 Exhibit Index



EXHIBIT NO.               DESCRIPTION                                   PAGE NO.
10.1                      Purchase Agreement*
10.2                      Supplement and Amendment Agreement*
23.1                      Consent of KPMG Wideri Oy Ab



*Previously filed